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                                     EXHIBIT
                                   ITEM 23 (j)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors/Trustees
Selected American Shares, Inc., Selected Special Shares, Inc., and Selected Capital Preservation Trust;

We consent to the use of our report dated February 7, 2003 incorporated by reference in the separate Registration Statements of Selected American Shares, Inc., Selected Special Shares, Inc., and Selected Capital Preservation Trust and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



                                                     /s/ KPMG LLP
                                                     --------------------
                                                     /s/ KPMG LLP


Denver, Colorado
April 23, 2003